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                                 EXHIBIT (19)(a)









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                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the caption "MISCELLANEOUS - Counsel" included in or made a part of the Registration Statement on Form N-1A, File No. 33-25137, filed under the Securities Act of 1933, as amended, of The Bradford Funds, Inc., The Bradford Money Fund.



                                    BAKER & HOSTETLER LLP


Columbus, Ohio
April 28, 1998